Exhibit 99.1

Bristow Provides Update on Status of Form 10-Q Filing

HOUSTON, TX – February 19, 2019, Bristow Group Inc. (NYSE: BRS) today announced that it continues to work towards filing its quarterly report on Form 10-Q for the period ended December 31, 2018 (the “Form 10-Q”) as soon as possible. The Company does not intend to comment further until the Form 10-Q has been filed.

The Company is not yet able to file the Form 10-Q because additional time is required for the Company to complete a review of its existing processes and controls to ensure compliance with non-financial covenants within certain secured financing and helicopter lease agreements. At this time, the Company is not aware of any non-compliance with the non-financial covenants in its secured financing and helicopter lease agreements that has not been waived or previously cured, other than non-compliance resulting from the failure to timely file the Form 10-Q. The Company has not detected any indications of accounting irregularities or impropriety in this process.

The determination of the existence of a control deficiency related to these matters, which has been classified as a material weakness in the Company’s internal controls over financial reporting, and the need to assess possible non-compliance with all non-financial covenants commenced when the Company’s senior management became aware that certain pledged and leased helicopter engines were not matched to specific pledged or leased helicopter airframes or returned to such airframes within specified periods, as is required under certain of the secured financing and helicopter lease agreements. The removal and replacement of engines and components from helicopters is part of the Company’s normal ongoing maintenance activities; however, since certain of those helicopter engines and airframes are pledged to lenders or leased from lessors, the removal of a pledged or leased engine from a pledged or leased airframe can create issues of non-compliance with certain of the secured financing and helicopter lease agreements. All issues related to this matter were cured prior to December 31, 2018 for all but nine helicopter engines (relating to three agreements) where the pledged or leased engines were not returned to the pledged or leased airframes within specified periods due to delays with certain of the Company’s maintenance service providers. The Company has obtained waivers of such non-compliance under the applicable agreements related to such helicopter engines. The issues detected, which have all been cured or waived, involve a small subset of the approximately 385 helicopter engines that are subject to the Company’s secured financings or helicopter leases.

The material weakness and the matters the Company is continuing to assess for their impact on the Company’s balance sheet classification of debt balances and related disclosures are limited to possible non-compliance with non-financial covenants.

The completion of the foregoing assessment is required in order for the Company to develop a remediation plan related to the control deficiency in this area, and for the Company and its auditors to determine the Company’s compliance with non-financial covenants under these agreements as of December 31, 2018 and in prior periods.

As a result of these issues, unless certain actions are taken, accounting rules may require the Company to reclassify certain debt balances from long-term to short-term. These actions may include obtaining waivers from the Company’s secured equipment financing lenders and helicopter lessors for potential non-compliance with non-financial covenants that may have existed prior to December 31, 2018 or obtaining waivers for any specific instances of non-compliance with non-financial covenants that existed as of December 31, 2018.

The Company’s failure to file the Form 10-Q timely would, if the Form 10-Q is not filed prior to the expiration of applicable grace periods, result in an event of default under certain of the Company’s financing and lease agreements, unless waived or extended.

The classification of certain debt balances as short-term as of December 31, 2018, or for prior periods, likely would result in the Company’s determination that there is a requirement to include disclosure about the Company’s ability to continue as a going concern in the Form 10-Q and applicable prior filings. In order to avoid a breach of covenants in the Company’s secured equipment financings that require delivery of annual audited financial statements without any going concern explanation or limitation, the Company would need to seek waivers from its secured equipment financing lenders if such going concern disclosure determination is made with respect to the Form 10-K previously filed for the fiscal year ended March 31, 2018.

Further discussion of the material weakness and any financial statement implications, including any related revisions to the Company’s previously issued financial statements, if required, will be included in the Form 10-Q and in amendments to prior filings, where required.

The Company expects to receive a notice from the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01E of the NYSE Listed Company Manual due to the delay in filing its quarterly report on Form 10-Q for the period ended December 31, 2018. The NYSE routinely issues such notices in such situations. The Company expects that it will regain compliance with the NYSE listing standards upon filing the Form 10-Q, and is working towards filing the Form 10-Q as soon as possible.

ABOUT BRISTOW GROUP INC.

Bristow Group Inc. is the leading global industrial aviation services provider offering helicopter transportation, search and rescue (SAR) and aircraft support services to government and civil organizations worldwide. Bristow has major transportation operations in the North Sea, Nigeria and the U.S. Gulf of Mexico, and in most of the other major offshore oil and gas producing regions of the world, including Australia, Brazil, Canada, Russia and Trinidad. Bristow provides SAR services to the private sector worldwide and to the public sector for all of the U.K. on behalf of the Maritime and Coastguard Agency. For more information, visit bristowgroup.com.

FORWARD-LOOKING STATEMENTS DISCLOSURE

Statements contained in this news release that state Bristow’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements include statements regarding compliance with its non-financial covenants; completion of its material weakness analysis and remediation plan; its ability to seek and obtain waivers for any instances of non-compliance with covenants or if it is determined that there is substantial doubt about the Company’s ability to continue as a going concern; and its classification of debt balances as current or non-current and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” “hope,” “predict,” and similar words, phrases and expressions, although not all forward-looking statements include such words, phrases or expressions. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could cause events or results to differ materially from those anticipated include but are not limited to the following: the completion of the Company’s review of its internal controls and its remediation plan for any material weaknesses therein; actions by the Company’s lenders and lessors; and the impact of any reclassification of the Company’s debt balances on its assessment of whether there is substantial doubt about its ability to continue as a going concern. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2018 and quarterly report on Form 10-Q for the quarter ended September 30, 2018. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Investor Relations

Linda McNeill

Director, Investor Relations

+1 713.267.7622

Global Media Relations

Adam Morgan

Director, Global Communications

+1 281.253.9005

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